                                                                    EXHIBIT 10.2



                                   AGREEMENT

                          DATED AS OF AUGUST 20, 1997


                                 BY AND AMONG


                           USA WASTE SERVICES, INC.

                       USA WASTE OF FAIRLESS HILLS, INC.

                      CLEANSOILS OF FAIRLESS HILLS, INC.

                         EESI OF FAIRLESS HILLS, INC.

                                      AND

                     EASTERN ENVIRONMENTAL SERVICES, INC.

                               Table of Contents


                                                                      Page
RECITALS.............................................................  1

ARTICLE I DEFINITIONS................................................  2

ARTICLE II ASSET TRANSFER; CLOSING...................................  5

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLERS................ 11

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASERS.............. 19

ARTICLE V ADDITIONAL AGREEMENTS OF SELLERS........................... 20

ARTICLE VI ADDITIONAL AGREEMENTS OF PURCHASERS....................... 24

ARTICLE VII CONDITIONS OF PURCHASERS................................. 25

ARTICLE VIII CONDITIONS OF SELLERS................................... 26

ARTICLE IX INDEMNIFICATION........................................... 27

ARTICLE X OTHER PROVISIONS........................................... 30

                                   SCHEDULES

1.19       Equipment

1.25       Operating Agreement

1.30       Soil Plant

2.7(e)     Assignment of CleanSoils Operating Agreement

2.8(a)     Bill of Sale

2.9        Allocation of Purchase Price

3.3        Material Documents

3.10       Insurance Policies, Performance Bonds and Letters of Credit

3.12(a)    Violations of Federal, State or Local Law

3.12(d)    Notices of Violations

3.12(f)    Violations of Governmental Approvals

3.19       List and Synopsis of All Litigation

5.5        Form of Lease Agreement and Utility Agreements Assignment

                                   AGREEMENT


     This Agreement is dated as of this August 20, 1997 ("Agreement").

                                 BY AND AMONG

     USA Waste Services, Inc. ("USA Waste"), a corporation duly organized and existing under the laws of the State of Delaware, having a principal office at First City Tower, 1001 Fannin Street, Suite 4000, Houston, Texas 77002;

     USA Waste of Fairless Hills, Inc. ("USA Fairless"), a corporation duly organized and existing under the laws of the State of Delaware, having a principal place of business at 3201 South 61st Street, Philadelphia, Pennsylvania 19053;

     CleanSoils of Fairless Hills, Inc. ("CleanSoils Fairless"), a corporation duly organized and existing under the laws of the State of Delaware, having a principal place of business at 3201 South 61st Street, Philadelphia, Pennsylvania 19053;

     EESI of Fairless Hills, Inc. ("EESI Fairless"), a corporation duly organized and existing under the laws of the State of Delaware, having a principal place of business at 1000 Crawford Place, Mount Laurel, New Jersey 08054; and

     Eastern Environmental Services, Inc. ("EESI"), a corporation duly organized and existing under the laws of the State of Delaware, having a principal place of business at 1000 Crawford Place, Mount Laurel, New Jersey 08054.

                                   RECITALS
                                   --------

     CleanSoils Fairless and USA Fairless own certain assets, government approvals, leases and permits which are used and necessary for the operation of a soil remediation facility and business located at 20 Steel Road, Falls Township, Bucks County, Pennsylvania ("Soil Remediation Business"). EESI Fairless is a corporation which is wholly owned by EESI. USA Fairless and CleanSoils Fairless are corporations which are wholly owned by USA Waste. The parties have entered into this Agreement in order to evidence a transaction under which EESI Fairless will acquire all of the stock of CleanSoils Fairless and USA Fairless.


     Soil Remediation of Philadelphia, Inc. ("SRP"), a Delaware corporation, CleanSoils Fairless and Eastern Waste of Delaware Valley, Inc. ("Eastern Waste"), a Delaware corporation entered into a Management Agreement dated July __, 1997 (the "Management Agreement"), pursuant to which Eastern Waste shall, among other things, provide administrative, management, consulting, financial, marketing and operational support services to SRP and CleanSoils Fairless.

                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

     The following capitalized terms when used in this Agreement have the meanings set forth in this Article I (such meanings to be applicable equally both to the singular and plural terms defined).

     Section 1.1     Agreement.  Agreement means this Agreement dated as of
                     ---------
August 20, 1997.

     Section 1.2     CleanSoils.  Cleansoils means CleanSoils, Inc., a
                     ----------
corporation duly organized and existing under the laws of the State of Delaware, having a principal place of business at 2360 West County Road C, Roseville, Minnesota 55113.

     Section 1.3     CleanSoils Fairless.  CleanSoils Fairless means CleanSoils
                     -------------------
of Fairless Hills, Inc., a corporation duly organized and existing under the laws of the State of Delaware, having a principal place of business at 20 Steel Road, Falls Township, Bucks County, Pennsylvania.

     Section 1.4     CleanSoils Agreement.  CleanSoils Agreement means the
                     --------------------
Purchase Agreement dated as of June 30, 1994, entered into between USA Waste, USA Fairless, James K. Poucher, CleanSoils, CleanSoils Fairless and CSE, Inc.

     Section 1.5     Intentionally Omitted.

     Section 1.6     Intentionally Omitted.

     Section 1.7     Closing.  Closing shall mean the acts, conveyances,
                     -------
transfers and payments to occur, pursuant to this Agreement on the Closing Date.

     Section 1.8     Closing Date. Closing Date shall mean the date on which the
                     ------------
Closing is to occur pursuant to this Agreement.

     Section 1.9(a)  Companies.  Companies means CleanSoils Fairless, USA
                     ---------
Fairless, and USA Waste.

                (b)  Contamination.  Contamination means the uncontained
                     -------------
presence of Hazardous Substances on, under or emanating from the Leased Premises, which may require clean-up under any Environmental Law or other applicable law.

     Section 1.10    Customer Contracts.  Customer Contracts shall mean the
                     ------------------
written and/or oral agreements under which the Soil Plant has performed work or services for customers.

     Section 1.11    Covenant Not To Compete Agreement.  Covenant Not To Compete
                     ---------------------------------
Agreement means the Covenant Not To Compete Agreement to be executed between Sellers and Purchasers at the Closing.

     Section 1.12    DEP.  DEP means the Commonwealth of Pennsylvania Department
                     ---
of Environmental Protection.

     Section 1.13    DEP Permits.  DEP Permits means the Permit for Solid Waste
                     -----------
Disposal and/or Processing Facility, No. 301242, issued to CleanSoils on October 29, 1993, as such permit was transferred to USA Fairless, and to any successor permitees, and other operating permits issued by DEP to USA Fairless or CleanSoils with regard to the Soil Plant including, but not limited to, any permits to operate the Soil Plant and which allow air emissions, such as the Plan Approval issued by DEP to CleanSoils for the construction of a thermal soil remediation plant in accordance with Application No. 09-330-010.

     Section 1.14    Earn-Out Payment.  Earn-Out Payment means the payment to be
                     ----------------
paid to CleanSoils pursuant to the provisions of Article III of the CleanSoils Agreement.

     Section 1.15    EESI.  EESI means Eastern Environmental Services, Inc., a
                     ----
corporation duly organized and existing under the laws of the State of Delaware having a principal place of business at 1000 Crawford Place, Mount Laurel, New Jersey 08054.

     Section 1.16    EESI Fairless.  EESI Fairless means EESI of Fairless Hills,
                     -------------
Inc., a corporation duly organized and existing under the laws of the State of Delaware having a principal place of business at 1000 Crawford Place, Mount Laurel, New Jersey 08054.

     Section 1.17    Environmental Laws.  Environmental Laws means all laws,
                     ------------------
statutes, ordinances or acts of the United States of America, the Commonwealth of Pennsylvania, Falls Township, Bucks County, or any political subdivision thereof, that relate to the condition of the air, ground or surface water, land or other parts of the environment, to the Contamination or potential Contamination of any substance or radiation into the air, ground or surface water, land or other parts of the environment, or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or other handling of substances that might pollute, contaminate or be hazardous or toxic, if present in the air, ground or surface water, land, or other parts of the environment.

     Section 1.18    Environmental Lien.  Environmental Lien means a lien that
                     ------------------
arises pursuant to any Environmental Law.

     Section 1.19    Equipment.  Equipment shall mean the items of machinery and
                     ---------
personal property owned by USA Fairless at Closing, including, without limitation, the Soil Plant, the improvements to the Leased Premises, all furniture and office equipment on the Leased Premises, and the rolling stock and equipment listed on Schedule 1.19 attached to this Agreement.

     Section 1.20    Governmental Approvals.  Governmental Approvals means the
                     ----------------------
DEP Permits and all other permits, licenses, development agreements or other governmental permissions needed or required to legally construct and/or operate the Soil Plant, including, without limitation, a developer agreement entered into between Falls Township, Bucks County, Pennsylvania and CleanSoils.

     Section 1.21    Hazardous Substances.  Hazardous Substances means and
                     --------------------
includes any hazardous, toxic or dangerous waste, substance, contaminant or material defined as such in (or deemed as such for purposes of) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
(S)9601 et seq., any other so-called "Superfund" or "Superlien" law, or any
        -- ---
other applicable law or other requirement of any governmental authority regulating, relating to or imposing liability or standards of or for conduct concerning any hazardous, toxic or dangerous waste, substance, contaminant or material, as now or hereafter in effect, including, without limitation, any oil, petroleum or waste oil as defined in any of the Environmental Laws.

     Section 1.22    Lease Agreement.  Lease Agreement means the Commercial
                     ---------------
Building Lease dated June 1, 1994, by and between USX Corporation, a Delaware corporation, as landlord, and CleanSoils as tenant. The Lease Agreement was assigned to CleanSoils Fairless on June 30, 1994.

     Section 1.23    Leased Premises.  Leased Premises means the real property
                     ---------------
and improvements leased under the Lease Agreement from USX Corporation.

     Section 1.24    OENJ Agreement.  OENJ Agreement means the Agreement for
                     ---------------
Acceptance of Recyclable Material for Beneficial Reuse as Fill executed by USA Fairless and OENJ Corporation on, respectively, February 5, 1996, and January 22, 1996.

     Section 1.25    [Intentionally deleted]

     Section 1.26    Person.  Person means any individual or entity, whether
                     ------
private or governmental.

     Section 1.27    Purchasers.  Purchasers means EESI and EESI Fairless.
                     ----------

     Section 1.28    Receivables.  Receivables means the amounts owed to USA
                     -----------
Fairless under the Customer Contracts or otherwise for the remediation or disposal of soil in connection with the Soil Remediation Business.

     Section 1.29(a) Sellers.  Sellers means USA Waste, CleanSoils Fairless and
                     -------
USA Fairless.

                 (b) Shares.  Shares means all of the issued and outstanding
                     ------
capital stock of USA Fairless and CleanSoil Fairless.

     Section 1.30    Soil Plant.  Soil Plant means the thermal soil remediation
                     ----------
plant located on the Leased Premises and constructed in accordance with the DEP Permits, as further described on Schedule 1.30 attached hereto.

     Section 1.31(a) Soil Remediation Business.  Soil Remediation Business means
                     -------------------------
the business and operation conducted from the Leased Premises utilizing the DEP Permits, the Governmental Approvals, the Contracts, the Utility Agreements and the Equipment.

                   (b) Subsidiary.  Subsidiary means each of USA Fairless and
                       ----------
CleanSoils Fairless.

     Section 1.32    USA Fairless.  USA Fairless means USA Waste of Fairless
                     ------------
Hills, Inc., a Delaware corporation, wholly owned by USA Waste, having a place of business at 3201 South 61st Street, Philadelphia, PA 19153.

     Section 1.33    USA Waste.  USA Waste means USA Waste Services, Inc., a
                     ---------
Delaware corporation having its principal place of business at First City Tower, 1001 Fannin Street, Suite 4000, Houston, Texas 77002.

     Section 1.34    Utility Agreements.  Utility Agreements mean the Services
                     ------------------
Agreement dated January 1, 1994, entered into between USX Corporation and CleanSoils; the Electric Service Agreement dated January 1, 1994, entered into between USX Corporation and CleanSoils; and the Natural Gas Sales and Purchase Agreement dated January 1, 1994, entered into between USX Corporation and CleanSoils. The Utility Agreements were assigned to CleanSoils Fairless on June 30, 1994.


                                  ARTICLE II
                            ASSET TRANSFER; CLOSING
                            -----------------------

     Section 2.1     Place for Closing.  Subject to Section 2.6 hereof, closing
                     -----------------
under this Agreement shall take place at the offices of EESI, 1000 Crawford Place, Mount Laurel, New Jersey, or such other place as the parties hereto may agree upon. The date that Closing occurs is referred to hereinafter as the "Closing Date" and the act of closing as "Closing."

     Section 2.2     Agreement to Transfer Assets; Consideration.
                     -------------------------------------------

          (a) Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date: (i) USA Waste shall transfer to EESI Fairless all of the outstanding stock of CleanSoils Fairless and USA Fairless; and (ii) EESI shall deliver to USA Waste Thirty Five Thousand (35,000) shares of the common stock of EESI, which shares shall not be registered under the Securities Act of 1933 (the "Act") or any state securities law ("EESI Stock").

          (b) At the Closing, USA Waste shall deliver to Purchaser stock certificates evidencing all the outstanding and issued stock in USA Fairless ("USA Fairless Stock") and CleanSoils Fairless ("CleanSoils Fairless Stock") and
(ii) effective resignations of the directors and officers of USA Fairless ("USA Fairless Resignations") and CleanSoils Fairless ("CleanSoils Fairless Resignations"). The USA Fairless Stock and CleanSoils Fairless Stock shall be endorsed for transfer to EESI Fairless and shall be conveyed free and clear of any liens, security interest, option, right of another or other encumbrance or claim ("Encumbrance").

          (c)  [Intentionally deleted]

          (d) The OENJ Agreement provides that USA Fairless has prepaid for the disposal of 300,000 cubic yards of Recyclable Materials, as defined in the OENJ Agreement. Sellers represent and warrant to EESI, as of August 20, 1997, that USA Fairless has the right under the OENJ Agreement to dispose of 126,666 cubic yards of Recyclable Materials at the OENJ Property, as defined in the OENJ Agreement. At Closing, Sellers shall deliver to EESI a certificate stating the amount of Recyclable Materials that USA Fairless then has the right under the OENJ Agreement to dispose of (the "Closing Amount").

     Section 2.3.    [Intentionally deleted]
     -----------


     Section 2.4     Term And Time For Closing.  Following execution of this
                     -------------------------
Agreement, the Purchasers and USA Waste shall be obligated to conclude the transaction strictly in accordance with its terms within five business days of the time that the conditions of Closing set forth in Article VII and Article VIII have been satisfied or waived. If the failure to conclude this transaction is due to the refusal and failure of a party or parties to perform its or their obligations to close under this Agreement, the other party or parties may seek to enforce this Agreement with an action of specific performance, in addition to, and not in limitation of, any other rights and remedies available to such parties under this Agreement, or at law or in equity, including, without limitation, an action to recover actual damages resulting from the default of such other parties.

     This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing Date:

     (a)  by mutual written agreement of EESI and the USA Waste;

     (b) by the USA Waste, or by EESI, in the event Purchasers or USA Waste, as applicable, makes a material misrepresentation under this Agreement or breaches a material covenant or agreement under this Agreement, and fails to cure such misrepresentation or breach within ten (10) days from the date of written notice of the existence of such misrepresentation or breach;

     (c) by the USA Waste or EESI, if the Closing shall not have occurred by _______, 1997, or such other date as may be agreed to by the parties hereto in writing, due to the non-fulfillment of a condition precedent to such party's obligation to close as set forth at
Article VII or VIII hereof, as applicable (through no fault or breach by the terminating party).

     All terminations shall be exercised by sending the other parties a written notice of the termination. In the event this Agreement is terminated as provided herein, this Agreement shall become void and be of no further force and effect and no party hereto shall have any further liability to any other party hereto, except that this Section 2.6, Article IX, Section 10.1, Section 10.2 and
Section 10.16 shall survive and continue in full force and effect, notwithstanding termination. The termination of this Agreement shall not limit, waive or prejudice the remedies available to the parties, at law or in equity, for a breach of this Agreement.

     Section 2.5.    Deliveries by Purchasers.   At the Closing,  Purchasers
                     ------------------------
shall deliver, all duly and properly executed, authorized and issued (where applicable):

     (a)  The EESI Stock, as provided in Section 2.2 above;

     (b) A certified copy of resolutions of the directors of Purchasers authorizing the execution and delivery of this Agreement and each other agreement to be executed in connection herewith (collectively, the "Collateral Documents") and the consummation of the transactions contemplated herein and therein;

     (c)  The Certificate described at Section 8.1;

     (d)  Other documents and instruments required by this Agreement, if any.

     Section 2.6.    Deliveries by USA Waste.  At the Closing, USA Waste shall
                     -----------------------
deliver to Purchasers, all duly executed, the following:

     (a) Certificates for all of the shares of stock of each of USA Fairless and CleanSoils (collectively, the Stock) free and clear of any Encumbrance;

     (b) A certified copy of resolutions of the directors of USA Waste authorizing the execution and delivery of this Agreement and each of the Collateral Documents.

     (c)  Other documents and instruments required by this Agreement, if any.

     Section 2.7.    Sales Tax.  Purchasers shall pay all motor vehicle and
                     ---------
other transfer or sales taxes and fees imposed on the conveyance of the Assets by all governments, state, local and federal.

                                  ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF THE USA WASTE
                -----------------------------------------------

     With knowledge that Purchasers are relying upon the representations, warranties and covenants herein contained, USA Waste represents and warrants to Purchasers and make the following covenants for Purchasers' benefit. USA Waste represents and warrants that the representations and warranties contained in this Article III are true on the date hereof and shall be true on the Closing Date.

     Certain of the following representations and warranties are made "to USA Waste's knowledge" or "to USA Waste's or other Subsidiary actual knowledge." When so used, these phrases shall mean USA Waste's actual knowledge together with that knowledge which any officer of USA Waste or other Subsidiary would have acquired had they exercised reasonable diligence in the conduct of such USA Waste's or other Subsidiary's business affairs.

     Section 3.1     Organization and Standing. Subsidiaries are corporations
                     -------------------------
duly organized, legally existing and in good standing under the laws of the state of their incorporation and in the Commonwealth of Pennsylvania, with full power and authority to own their properties and conduct their business as now being conducted. USA Fairless and CleanSoils Fairless own no stock or interest in any other corporation, partnership, or other business organization.

     Section 3.2     Issued Stock.
                     ------------

     (a) All of the authorized, issued, and outstanding shares of capital stock and other securities of USA Fairless and CleanSoils Fairless are owned by USA Waste, including without limitation equity securities, debt securities and options free and clear of any Encumbrance;

     (b) USA Waste is the only owner of the securities of USA Fairless and CleanSoils Fairless;

     (c) the common stock of USA Fairless and CleanSoils Fairless owned by USA Waste is legally and validly authorized and issued, fully paid and nonassessable and free and clear of all liens, claims and encumbrances of every kind and nature and is not subject to any agreement or instrument relating to the transfer, disposition or voting of such securities;

     (d) there is no outstanding right of any kind to acquire additional shares of any class from USA Fairless or CleanSoils Fairless nor has any person claimed any such rights; and

     (e) all of the outstanding shares of CleanSoils Fairless and USA Fairless have been duly authorized, issued, and are fully and validly paid and non-assessable.

     Section 3.3     Contracts, Permits and Material Documents.  Listed on
                     -----------------------------------------
Schedule 3.3 are all of the following documents and items to which USA Fairless and CleanSoils Fairless are a party or which pertain or effect the Soil Remediation Business: (i) leases for real and personal property,

(ii) permits, licenses, consents and other approvals from governments, governmental agencies (federal, state and local) and/or third parties relating to, used in or required for the operation of the Soil Remediation Businesses,
(iii) franchises, (iv) promissory notes, guarantees, bond, mortgages, liens, pledges, and security agreements under which the USA Fairless or CleanSoils Fairless is bound or under which the USA Fairless or CleanSoils Fairless is a beneficiary, (v) collective bargaining agreements, (vi) patents, trademarks, trade names, copyrights, trade secrets, proprietary rights, symbols, service marks, and logos, and (vii) other contracts, agreements and instruments not listed on another Schedule attached to this Agreement which are binding on USA Fairless or CleanSoils Fairless or any of its property or pursuant to which the USA Fairless or CleanSoils Fairless derives any material benefit or has imposed upon it any material detriment. For purposes of this Section 3.3, a material benefit or material detriment shall be anything which provides a benefit or imposes a detriment having a value of $20,000 or more. The Material Documents listed on Schedule 3.3 are organized under subheadings for each of the different type of documents listed. Neither the USA Fairless nor CleanSoils Fairless nor, to the Companies knowledge, any person or party to the any of the Material Documents or bound thereby is in material or knowing default under any of the Material Documents, and no act or event has occurred which with notice or lapse of time, or both, would constitute such a default. Neither USA Fairless or CleanSoils Fairless is a party to, and their property is not bound by, any agreement or instrument which is material to the continued conduct of its business operations as now being conducted or with respect to which a default might materially and adversely affect its properties, business operations, or financial condition of USA Fairless or CleanSoils Fairless, except as listed in
Schedule 3.3. The documents listed on Schedule 3.3 confer on USA Fairless or CleanSoils Fairless all rights necessary to enable USA Fairless or CleanSoils Fairless to conduct their operations as now being conducted.

     Section 3.4     Personal Property. The Equipment is in operable condition,
                     ------------------
except for normal wear and tear or may be made operable without undue expense. Each Subsidiary has good and marketable title to the assets. All of its assets and properties are owned by each of the Sellers free and clear of any mortgage, pledge, lien, encumbrance, charge, claim, security agreement, agreement regarding or restricting transfer or title retention or other security arrangement, except the items set forth in Section 3.3(iv).

     Section 3.5.    The Leased Property. USA Fairless and CleanSoils Fairless
                     -------------------
have never owned, leased or otherwise occupied, had an interest in or operated any real property other than the Leased Property. The Lease Agreement, the Utility Agreements and the CleanSoils Operating Agreement are in full force and effect, are not amended either orally or in writing and their is no existing event which would create a default under such agreements by the passage of time. There are no mechanics' liens affecting the Leased Property. There are no levied or pending special assessments affecting all or any part of the Leased Property owed to any governmental entity and none is threatened.

     Section 3.6     Customers. USA Fairless is not, and to the knowledge of the
                     ---------
Companies, no other person or party to any contract USA Fairless has with its customers (both oral and written) is in default and, to the knowledge of the Companies, no act or event has occurred which with notice or lapse of time, or both, would constitute such a default.

     Section 3.7     Liabilities and Receivables Reflected on Financial
                     --------------------------------------------------
Statements.
----------

     (a) USA Fairless and CleanSoils do not have any liabilities, fixed or contingent, other than:

          (i) liabilities fully reflected in the Balance Sheet, except for liabilities not required to be disclosed therein in accordance with generally accepted accounting principles and

          (ii) current bills not yet due or payable in accordance with their normal terms arising since the date of the Balance Sheet and arising during the normal course of business consistent with past custom and practice, including utility services, including gas, electric, water or sewer.

     (b) All Receivables have been generated in the ordinary course of business of the Companies'. To Companies knowledge, there are no defenses or set-offs to any of the Receivables.

     (c) All intercompany receivables and payables among USA Waste, USA Fairless and CleanSoils Fairless, and any of their affiliated entities whether reflected on the Balance Sheet or not, have been fully omitted and discharged.

     Section 3.8     Fiscal Condition of USA Fairless and CleanSoils Fairless.
                     --------------------------------------------------------
USA Waste and USA Fairless and CleanSoils Fairless have delivered to Purchasers the unaudited Balance Sheets of USA Fairless and CleanSoils Fairless as of June 30, 1997, prepared on the accrual basis, in accordance with generally accepted accounting principles ("Balance Sheets"). The Balance Sheets to the best of Companies' knowledge are true and correct and fairly reflect the books and records of USA Fairless and CleanSoils Fairless as of June 30, 1997. Except as set forth on the Balance Sheets, there has not been:

     (a) Any disposition by USA Fairless or CleanSoils Fairless of any of their capital stock or any grant of any option or right to acquire any of their capital stock, or any declaration or payment of any dividend or other distribution with respect to their capital stock;

     (b) Any sale or other disposition of any asset owned by the USA Fairless or CleanSoils Fairless at the close of business on the date of the Balance Sheet, or acquired by it since that date, other than in the ordinary course of business consistent with past practice;

     (c) Any expenditure or commitment by the CleanSoils Fairless or USA Fairless for the acquisition of any single asset or any single business, except in the ordinary course of business consistent with past practices;

     (d) Any damage, destruction or loss (whether or not insured) adversely affecting the property, business or prospects of the USA Fairless or CleanSoils Fairless, except damage, destruction or loss which does not exceed Fifty Thousand Dollars ($50,000) in the aggregate;

     (e) Any material bonuses or increases in the compensation payable or to become payable by the USA Fairless or CleanSoils Fairless to any officer or key employee, except in the ordinary course of business;

     (f) Any loans or advances to USA Fairless or CleanSoils Fairless other than renewals or extensions of existing indebtedness in the ordinary course of business consistent with past practice; or

     (g)  Any change in accounting method or practice.

     Section 3.9     Tax Returns. USA Fairless and CleanSoils Fairless have
                     -----------
filed all Federal and other tax returns for all periods on or before the due date of such return (as may have been extended by any valid extension of time) and have paid all taxes due for the periods covered by the said returns. USA Fairless and CleanSoils Fairless are Subchapter "C" corporation under the Internal Revenue Code of 1986, as amended (the "Code"). USA Fairless and CleanSoils Fairless have filed, and will file (if due), in a timely manner all requisite federal, state, local and other tax returns due for all fiscal periods ended on or before the date hereof, and as of the Closing shall have filed in a timely manner all such returns due for all periods ended on or before the Closing Date and all periods after the Closing Date to the date that the USA Fairless Stock and CleanSoils Stock are delivered by Escrow Agent to EESI Fairless, as set forth in Section 2.2(b) of this Agreement.

     Section 3.10    Policies of Insurance.  All insurance policies, performance
                     ---------------------
bonds, and letters of credit insuring the USA Fairless or CleanSoils Fairless or which the USA Fairless or CleanSoils Fairless has had issued and which have not expired are listed on Schedule 3.10 hereto. Schedule 3.10 includes the names and addresses of the insurers and sureties, policy and bond numbers, types of coverage or bond, time periods or projects covered and the names and addresses of all known issuing banks, beneficiaries, agents or agencies with respect to each listed insurance policy, performance bond and letter of credit. USA Fairless' and CleanSoils Fairless' current insurance policies, performance bonds and letters of credits are still in force and effect and the premiums thereon are not delinquent. Neither USA Fairless or CleanSoils Fairless have received notification from any insurance carrier denying or disputing any claim made by USA Fairless or CleanSoils Fairless or denying or disputing any coverage for any such claim or denying or disputing the amount of any claim. Neither USA Fairless or CleanSoils Fairless have any claim against any of their insurance carriers under any policies insuring them pending or anticipated and there has been no occurrence of any kind which would give rise to any such claim.

     Section 3.11    Employees, Pensions and, ERISA.
                     ------------------------------

     (a) USA Fairless and CleanSoils Fairless do not have any contract of employment with an officer or other employee that is not terminable without penalty on notice of two weeks or less.

     (b) No employee of USA Fairless and CleanSoils Fairless is represented by any union. There is no pending or threatened dispute between USA Fairless and CleanSoils Fairless and any of their employees which might materially and adversely affect the continuance of any business operations.

     (c) There are no employee benefit plans, funds or programs (within the meaning of the Code or the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) which are currently maintained and/or were established or sponsored by USA Fairless and CleanSoils Fairless (whether or not they are now terminated) or to which USA Fairless and CleanSoils Fairless currently contributes, or has an obligation to contribute in the future, including, without limitation, employment agreements and any other agreements containing "golden parachute" provisions ("Plans"), whether or not the Plans are or are intended to be (i) covered or qualified under the Code, ERISA or any other applicable law, (ii) written or oral, (iii) funded or unfunded, or (iv) generally available to all employees of the USA Fairless or CleanSoils Fairless.

     (d) USA Fairless and CleanSoils Fairless have no obligations with respect to, and make no contributions to, any Multi-Employer Pension Plan.

     Section 3.12    Legality of Operation.  With respect to USA Fairless and
                     ---------------------
CleanSoils Fairless:

     (a) Except as listed in Schedule 3.12(a) hereto, USA Fairless and CleanSoils Fairless have operated from the inception of USA Fairless and CleanSoils Fairless and will continue to operate to the Closing Date in compliance with all Federal, state and local laws, rules, pronouncements and regulations, including, without limitation all Environmental Laws; land use laws; federal, state and local permits; orders; franchises and consents; payroll, employment, and labor laws; and anti-trust, fair competition and safety laws ("Laws"), as applicable to USA Fairless and CleanSoils Fairless and their property and operations. Other than the CleanSoils Lawsuit, there are no claims, actions, suits or proceedings pending, or threatened against or affecting USA Fairless and CleanSoils Fairless, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, wherever located, which would result in any adverse change of $15,000 or greater in the financial condition or business of USA Fairless and CleanSoils Fairless or which would question the validity or propriety of this Agreement or of any action taken or to be in accordance with or in connection with this Agreement.

     (b) Except as listed in Schedule 3.12(a) hereto, USA Fairless and CleanSoils Fairless have not transported, stored, treated or disposed, nor to its knowledge, have they allowed third persons to transport, store, treat or dispose waste to or at (i) any location other than a site lawfully permitted to receive such waste for such purpose or, (ii) any location currently designated for remedial action pursuant to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), or any similar federal or state statute; nor have USA Fairless and CleanSoils Fairless performed or arranged for or, to its knowledge, allowed by any method or procedure such transportation or disposal in contravention of state or federal laws and regulations or in any other manner which may result in liability for contamination of the environment. USA Fairless and CleanSoils Fairless have not disposed, nor have they knowingly allowed third parties to dispose of waste upon property owned or leased by USA Fairless and CleanSoils Fairless other than as permitted by, and in conformity with, applicable Law. USA Fairless and CleanSoils Fairless have not received notification of any present or past failure (which has not been remedied) by USA Fairless and CleanSoils Fairless to comply with any law, permits, franchises, licenses or orders applicable to them or their assets, except as listed on
Schedule 3.12(a). Without limiting the generality of the foregoing, USA Fairless and CleanSoils Fairless have not received any notification (including requests for information directed to USA Fairless and CleanSoils Fairless or an owner thereof) from any governmental agency asserting that the business is or may be a "potentially responsible person" for a remedial action at a waste storage, treatment or disposal facility, pursuant to the provisions of CERCLA, or any similar federal or state statute assigning responsibility for the costs of investigating or remediating releases of contaminants into the environment. Other than petroleum contaminated soils received for remediation in the ordinary course of their business, neither USA Fairless or CleanSoils Fairless has received hazardous waste as defined in the Resource Conservation and Recovery Act, 42 USCA Section 6901 et seq., or in any similar federal or state statute.
                          -- ---

     (c) USA Fairless and CleanSoils Fairless have obtained and maintained, when required to do so under applicable Laws, trip tickets, signed by the applicable waste generators demonstrating the nature of all waste deposited and or transported by USA Fairless and CleanSoils Fairless. No employee, contractor or agent of USA Fairless and CleanSoils Fairless has, in the course and scope of employment with the USA Fairless and CleanSoils Fairless, been harmed by exposure to hazardous materials, as defined under the Laws. No liens with respect to environmental liability have been imposed against USA Fairless and CleanSoils Fairless under CERCLA, any comparable Pennsylvania statute or other applicable Law, and no facts or circumstances exist which would give rise to the same.

     (d) Attached hereto as Schedule 3.12(d) is a list of all Notice of Violations issued to USA Fairless and CleanSoils Fairless by any federal, state or local regulatory agency. There are no notices of violation either from a federal, state or local authority received by USA Fairless and CleanSoils Fairless, except as listed in Schedule 3.12(d).

     (e) USA Fairless and CleanSoils Fairless are not under investigation by any District Attorney or similar state or local official or the Justice Department of the United States of America for the violation of any Laws, including, without limitation, racketeering, unfair competition, or anti-trust. No facts or circumstances exist which would cause the USA Fairless and CleanSoils Fairless to be liable for the violation of any Laws, including, without limitation, racketeering, unfair competition, or anti-trust.

     (f) Except as set forth in Schedule 3.12(f), all licenses, approvals, permits and certificates ("Government Authorizations") needed or required for the operation of the Soil Remediation Business have been obtained by Purchasers and are set forth on Schedule 3.3 hereof. All such Government Approvals are in full force and effect, and except as set forth in Schedule 3.12(f), USA Fairless and CleanSoils Fairless are in compliance with all such Government Approvals, and all such Government Approvals have been validly and legally obtained by USA Fairless and CleanSoils Fairless.

     Section 3.13.   Corrupt Practices. To the Companies' knowledge, USA
                     -----------------
Fairless and CleanSoils Fairless have not made, offered or agreed to offer anything of value to any employees of any customers of USA Fairless and CleanSoils Fairless for the purpose of attracting business to USA Fairless and CleanSoils Fairless or any foreign or domestic governmental official, political party or candidate for government office or any of their respective employees or representatives, nor have USA Fairless and CleanSoils Fairless otherwise taken any action which would cause them to be in violation of the Foreign Corrupt Practices Act of 1977, as amended.

     Section 3.14    Legal Compliance. The USA Waste has the right, power, legal
                     ----------------
capacity and authority to enter into, and perform its obligations under this Agreement, and no approvals or consents of any other persons are necessary in connection with the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement will not result in a breach of or constitute a default or result in the loss of any material right or benefit under:

     (a) Any charter, by-law, agreement or other document to which USA Fairless and CleanSoils Fairless is a party or by which USA Fairless and CleanSoils Fairless or any of their property is bound; or

     (b) Any decree, order or rule of any court of governmental authority which is binding on USA Fairless and CleanSoils Fairless or on the property of USA Fairless and CleanSoils Fairless.

     Section 3.15    Transaction Intermediaries.  No agent or broker or other
                     --------------------------
person acting pursuant to the authority of the Companies is entitled to any commission or finder's fee in connection with the transactions contemplated by this Agreement.

     Section 3.16    Intellectual Property. USA Fairless and CleanSoils Fairless
                     ---------------------
have not infringed and are not now infringing, on any trade name, trademark, service mark, copyright, trade secret or patent belonging to any person, firm or corporation ("Intellectual Property").

     Section 3.17    Disclosure.  Neither the representations and warranties of
                     ----------
USA Waste contained in this Agreement nor any information contained in any Schedule or other document delivered by the Companies to the Purchasers contains any untrue statement of a material fact, or, omits to state any statement of a material fact necessary to make the statements contained therein or herein not misleading. If Purchasers elect to Close the transaction knowing that a representation or warranty of the Companies is not true or is not correct ("False Representation and Warranty"), Purchasers shall not be entitled to indemnification under
Article IX of this Agreement with respect to the part of the False Representation or Warranty which Purchasers knew to be not true or not correct at the Closing.

     Section 3.18    Continuation of Legal Status.  No written agreement between
                     ----------------------------
USA Fairless and CleanSoils Fairless and any third party shall be impaired or in any way limited by the transactions contemplated by this Agreement.

     Section 3.19    Litigation.  All pending or, to the Companies' knowledge,
                     ----------
threatened litigation, administrative or judicial proceedings or investigations by any governmental agency or officials involving USA Fairless and CleanSoils Fairless or its assets, liabilities or the Company Shares, together with a description of each such proceeding, are set forth on Schedule 3.19 attached. There is no pending or, to the Companies' knowledge, threatened litigation, administrative or judicial proceeding or investigation involving USA Fairless or CleanSoils Fairless or their assets, liabilities or the USA Fairless or CleanSoils Fairless Shares, except as listed on Schedule 3.19.


                                  ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF PURCHASERS
                 --------------------------------------------

     Purchasers represent and warrant to USA Waste that the representations and warranties contained in this Article IV are true on the date hereof and shall be true on the Closing Date.

     Section 4.1     Structure. The Purchasers are corporations duly organized
                     ---------
and legally existing in good standing under the laws of their state of incorporation and are qualified to do business in Pennsylvania.

     Section 4.2     Authorization to Proceed with this Agreement. Purchasers
                     --------------------------------------------
have by proper corporate proceedings duly authorized the execution, delivery and performance of this Agreement and each other agreement contemplated to be entered into (collectively, the "Collateral Documents") and no other corporate action is required by law or the Certificate of Incorporation or by-laws of Purchasers.

     Section 4.3     Absence of Intermediaries.  No agent, broker, or other
                     -------------------------
person acting pursuant to Purchasers' authority will be entitled to make any claim against USA Waste for any commission or finder's fee in connection with the transactions contemplated by this Agreement.

     Section 4.4     EESI Stock.  All of the shares of EESI stock to be issued
                     ----------
to USA Waste as contemplated by this Agreement and the Collateral Documents will, upon delivery, be duly authorized and validly issued, fully paid and non-assessable and issued in compliance with federal and state securities laws, free and clear of all liens, charges, restrictions, mortgages, security interests or claims of any kind.

     Section 4.5     Authorization. The Purchasers have the power and authority
                     -------------
to enter into this Agreement and each of the Collateral Documents and to carry out the transactions contemplated hereby and thereby and this Agreement and each of the Collateral Documents to which the Purchasers are a party, constitutes the legal, valid and binding obligation of the Purchasers, enforceable in accordance with its terms. The Purchasers have the power and authority to own and lease its properties and to carry on its respective businesses as now conducted.

     Section 4.6     Contravention; Consents and Approvals.  No filing, action,
                     -------------------------------------
consent or approval of any person, entity or governmental body is required by the Purchasers for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. The execution and delivery of this Agreement by the Purchasers and the consummation of the transactions contemplated hereby by the Purchasers will not result in a breach of the terms or conditions of, or constitute a default under, or violate, (a) any provision of any law, regulation or ordinance, (b) any agreement, lease, mortgage or other instrument or undertaking, oral or written, to which the Purchasers are a party or by which any of their properties or assets are or may be bound or affected, or (c) any judgment, order, writ, injunction or decree of any court, administrative agency or governmental body.

     Section 4.7     Commission Filings.  Purchasers have delivered to USA Waste
                     ------------------
current (for the quarter ending December 31, 1996) and all historical filings made by EESI on Forms 8-K, 10-K and 10-Q timely filed with the Securities and Exchange Commission ("SEC") on and after June 30, 1996 (the "Public Reports"). The Public Reports accurately and completely describe, in all material respects, Purchaser's financial status, business operations and prospects as of the date of such filings and as of the date of such reports, and do not omit any material fact(s) necessary to make the information contained in the filings not misleading.

     Section 4.8     Accuracy of Representations. The representations and
                     ---------------------------
warranties of the Purchasers contained in this Agreement do not contain any untrue statement of a material fact, or, omit to state any statement of a material fact necessary to make the statements contained therein or herein not misleading. If USA Waste elects to Close the transaction knowing that a representation or warranty of the Purchasers is not true or not correct ("Purchaser False Representation and Warranty"), USA Waste shall not be entitled to indemnification under Article IX of this Agreement with respect to the part of the Purchaser False Representation or Warranty which the Companies know to be not true or not correct at the Closing.

                                   ARTICLE V
                      ADDITIONAL AGREEMENTS OF USA WASTE
                      ----------------------------------

     The Sellers covenant and agree with Purchasers as follows:

     Section 5.1     Payment of Expenses.  USA Waste will pay all expenses
                     -------------------
(including legal fees) incurred by the Companies in connection with the negotiation, execution and performance of this Agreement.

     Section 5.2     Access to Records. The Companies will give to Purchasers
                     -----------------
and their representatives, experts and advisors, from and after the date of execution of this Agreement and up until Closing, full access to all of the properties (including the Leased Property), assets, books, contracts, documents, records, contracts and customer lists of USA Fairless and CleanSoils Fairless, and to make available to Purchasers and their representatives, experts and advisors all additional financial statements of and all information with respect to the business and affairs of USA Fairless and CleanSoils Fairless that Purchasers may reasonably request. Purchasers and their representatives shall have the right to copy any information or documentation the Purchasers are entitled to inspect under this Section 5.2.

     Section 5.3     [Intentionally deleted]

     Section 5.4     Continuation of Insurance.  The Companies will keep in
                     -------------------------
existence all policies of insurance insuring USA Fairless and CleanSoils Fairless against liability and property damage, fire and other casualty through the time of Closing.

     Section 5.5     Prohibited Activities to Closing.  Between the date of this
                     --------------------------------
Agreement and the closing date USA Waste will cause USA Fairless and CleanSoils Fairless to not, without the prior written consent of EESI Fairless:

     (a) amend the Articles of Incorporation or Bylaws of USA Fairless and CleanSoils Fairless;

     (b) change the authorized capital of USA Fairless and CleanSoils Fairless or the equity ownership of USA Fairless and CleanSoils Fairless or grant any options, warrants, puts, calls, conversion rights or commitments relating to the equity interests of USA Fairless and CleanSoils Fairless;

     (c) declare or pay any dividend of USA Fairless and CleanSoils Fairless in shares of stock of USA Fairless and CleanSoils Fairless;

     (d) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures in excess of an aggregate of One Hundred Dollars ($100.00);

     (e) enter into any employment agreement with any employee or to enter into any other type of agreement which is not terminable, without any penalty or payment, at the option of USA Fairless or CleanSoils Fairless;

     (f) create, assume or permit to exist any mortgage, pledge or other lien or encumbrance upon any assets or properties whether now owned or hereafter acquired;

     (g) sell, assign, lease or otherwise transfer or dispose of any property or equipment;

     (h) negotiate to acquire any business or begin any new business or project;

     (i) merge or consolidate or agree to merge or consolidate with or into any other corporation;

     (j)  waive any of its material rights or claims;

     (k) breach or permit a breach of, amend or terminate, any material agreement, or any permit, license or other agreement or right to which USA Fairless and CleanSoils Fairless is a party; provided, however, that Purchasers
                                             --------  -------
have been advised that no air permit has been issued to Sellers;

     (l)  enter into any other transaction or incur any obligation;

     (m) allow any other action or omission, or series of actions or omissions, by USA Fairless and CleanSoils Fairless that would cause a representation and warranty of USA Fairless and CleanSoils Fairless made in Article III of this Agreement to be untrue on the date that the USA Fairless Stock and CleanSoils Fairless Stock is delivered by Escrow Agent to EESI Fairless; or

     (n) amend, modify, or otherwise change any of the DEP Permits or other Governmental Approvals.

     Section 5.6     Intercompany Receivables. USA Waste covenants and agrees
                     ------------------------
that it will not seek to collect any accounts receivable in respect of any intercompany advances made prior to the closing from either of USA Fairless and CleanSoils Fairless.

     Section 5.7     Restrictions on Transfer of Unregistered Stock.  The EESI
                     ----------------------------------------------
Stock to be delivered to USA Waste will not be registered under the Securities Act of 1933 (the "Act"). USA Wastes understands and agrees that the following restrictions and limitations are applicable to the purchase and resale or other transfer of the EESI Stock, pursuant to the Act:

     (a) USA Waste agrees that the EESI Stock shall not be sold or otherwise transferred, unless the EESI Stock is registered under the Act and state securities laws or is exempt therefrom.

     (b) Until the EESI Stock is registered under the Act, a legend in substantially the following form will be placed on the certificates evidencing the EESI Stock to be issued to USA Waste:

     "The securities represented by this certificate have not been registered under the Securities Act of 1933 or any state securities act. These shares have been acquired for investment and may not be sold, transferred, pledged or hypothecated unless (i) they shall have been registered under the Securities Act of 1933 and any applicable states securities act or (ii) Eastern Environmental Services, Inc., shall have been furnished with an opinion of counsel, reasonably satisfactory to counsel for Eastern Environmental Services, Inc., that registration is not required under any such acts."

     (c) Stop transfer instructions will be imposed with respect to the EESI Stock issued to Seller pursuant to this Agreement so as to restrict resale or other transfer thereof except in accordance with the foregoing provisions of this Agreement.

     Section 5.8     Representations as to Private Offering.  The EESI Stock is
                     --------------------------------------
being delivered to the USA Waste in a private placement under Section 4(2) of the Act and under Regulation D promulgated under the Act. To induce Purchasers to issue the EESI Stock, USA Waste represents and warrants as follows:

     (a) that it is a Delaware Corporation with its principal place of business located in Texas and is an "Accredited Investor," as that term is defined in Regulation D under the Act.

     (b)  that they have received a copy of the Public Reports.

     (c) that the EESI Stock is being acquired for its own account without a view to public distribution or resale and that USA Waste its has no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of EESI Stock, or any portion thereof, to any other person.

     (d) that, in determining to acquire the EESI Stock, it has relied solely upon its independent investigation, including the advice of its legal counsel and accountants or other financial advisers or purchaser representatives, and has, during the course of discussions concerning its acquisition of the EESI Stock, been offered the opportunity to ask such questions and inspect such documents concerning Purchasers and their business and affairs has requested so as to more fully understand the nature of the investment and to verify the accuracy of the information supplied.

     (e) USA WASTE ACKNOWLEDGES THAT THE ACQUISITION OF THE EESI STOCK INVOLVES A HIGH DEGREE OF RISK, and represent and warrant that it can bear the economic risk of the acquisition of the EESI Stock, including the total loss of its investment.

     (f) that (i) it has adequate means of providing for its current needs and financial contingencies, (ii) it has no need for liquidity in this investment,
(iii) it has no debts or other obligations, and cannot reasonably foresee any other circumstances, that are likely in the future to require it to dispose of the EESI Stock, and (iv) all of its investments in and commitments to non-liquid investments are, and after its acquisition of the EESI Stock will be, reasonable in relation to its net worth and current needs.

     (g) that no federal or state agency has approved or disapproved the EESI Stock or made any finding or determination as to the fairness of the EESI Stock for investment.

     (h) that the EESI Stock is being offered and sold in reliance on specific exemptions from the registration requirements of federal and state securities laws and that Purchasers are relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings set forth herein in order to determine the applicability of such exemption and the suitability of USA Waste to acquire the EESI Stock.

                                  ARTICLE VI
                      ADDITIONAL AGREEMENTS OF PURCHASERS
                      -----------------------------------

     Section 6.1     Payment of Expenses.  Purchasers will pay all expenses
                     -------------------
(including legal fees) incurred by them in connection with the negotiation, execution and performance of this Agreement.

     Section 6.2     Books and Records. From the Closing Date to six years after
                     -----------------
the Closing Date, the Purchasers shall allow the USA Waste and its professional advisers access to all business records and files of the Company pertaining to the operation of the Soil Remediation Business prior to the Closing Date which were delivered to the Purchasers in accordance with this Agreement ("Records") where the USA Waste requires access to the Records for the purpose of preparing its tax returns, responding to any audit or informational request regarding its tax returns or if required by its for use in a judicial proceeding in which its are a party. Access to the records shall be during normal working hours at the location where such Records are stored. The USA Waste shall have the right, at its own expense, to make copies of any Records provided, however, that any such access or copying shall be had or done in such a manner so as not to interfere unreasonably with the normal conduct of the Purchasers' business.

     Section 6.3     Required Name Change.  Not later than ninety (90) days
                     --------------------
following the closing date Purchasers shall take all actions required to change the names of USA Fairless and CleanSoils Fairless to names not containing the terms "USA" or "CleanSoils."

     Section 6.4     Collection of Receivables. Purchasers covenant and agree
                     -------------------------
that they will not seek to collect any accounts receivable in respect of intercompany advances prior to the closing from USA Waste and any of its affiliated entities.

                                  ARTICLE VII
                           CONDITIONS OF PURCHASERS

     The obligations of Purchasers to effect the transaction contemplated by this Agreement shall be subject to the fulfillment at or prior to the time of Closing of each of the following items which are conditions to the Closing:

     Section 7.1     Compliance by Companies. The Companies shall have performed
                     -----------------------
and complied with all of the obligations and conditions required by this Agreement to be performed or complied with by the Companies at or prior to the Closing Date. All representations and warranties of Companies contained in this Agreement shall be true and correct at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes expressly permitted by this Agreement.

     Section 7.2     Litigation Affecting This Transaction.  There shall be no
                     -------------------------------------
actual or threatened action by or before any court which seeks to restrain, prohibit or invalidate the transaction contemplated by this Agreement or which might affect the right of EESI Fairless to own, operate in its entirety or control any of the Assets or which, as a result of the transaction contemplated by this Agreement, might affect such right as to any Purchaser or any affiliate thereof subsequent to the Closing Date and which, in the judgment of the Board of Directors of EESI, made in good faith and based upon advice of its counsel, makes it inadvisable to proceed with the transaction contemplated by this Agreement.

     Section 7.3     Governmental and Contractual Approvals.  Purchaser and the
                     --------------------------------------
Companies will have advised the Pennsylvania Department of Environmental Protection ("DEP") of the EESI Fairless becoming the owner of the Assets and the operator of the Soil Plant under the terms of the Operation Agreement and the DEP shall not have objected to the transactions as set forth in this Agreement; all necessary consents to the transaction shall have been obtained by Purchases including the consents, if any under the Lease Agreement and the Utility Agreements. If USX Corporation refuses to give any required consent to the transactions under the Lease Agreement or the Utility Agreements and USA Waste Services, Inc. indemnifies the Purchasers against any loss or damages to Purchasers arising from failure to obtain the consents, the condition of closing relating to obtaining the consents shall be waived by the Purchasers.

     Section 7.4     CleanSoils Litigation. All necessary documents relating to
                     ---------------------
the settlement of litigation between CleanSoils and the Companies shall have been executed so that neither Purchasers nor either of the Subsidiaries shall have any liability in respect of such litigation and so that such litigation shall not in any way impair, encumber, or give rise to any claim against the Shares.

     Section 7.5     Release and Indemnity. Either (i) USX Corporation shall
                     ---------------------
have modified the terms of the Lease Agreement to provide that all claims arising under Environmental Laws relating to any condition on the Leased Premises prior to the date of the Lease Agreement or migrating onto the Leased Premises from the real property USX Corporation owns which surrounds the Leased Premises shall not be the responsibility of all past and future tenants under the Lease Agreement; or (ii) USA Waste shall have agreed to indemnify and hold harmless EESI Fairless Hills and EESI, and their respective directors, officers, and stockholders from and against any and all claims arising under Environmental Laws relating to any condition existing on the real property occupied or owned by CleanSoils Fairless or USA Fairless prior to the date of the Lease Agreement.

                                 ARTICLE VIII
                            CONDITIONS OF USA WASTE
                            -----------------------

     The obligations of USA Waste to transfer the Shares in accordance with this Agreement shall be subject to the fulfillment at or prior to the time of Closing of each of the following conditions:

     Section 8.1     Compliance by Purchasers. The Purchasers shall have
                     ------------------------
performed and complied with all of the obligations and conditions required by this Agreement to be performed or complied with by them at or prior to or at the Closing Date. All representations and warranties of Purchasers contained in this Agreement shall be true and correct at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes expressly permitted by this Agreement.

     Section 8.2     Litigation Affecting This Transaction.  There shall be no
                     -------------------------------------
actual or threatened action by or before any court which seeks to restrain, prohibit or invalidate the transaction contemplated by this Agreement, which in the judgment of the Seller, made in good faith and based upon advice of its counsel, makes it inadvisable to proceed with the transaction contemplated by this Agreement.

     Section 8.3     Governmental Approvals. Purchaser and the Companies will
                     ----------------------
have advised the Pennsylvania Department of Environmental Protection ("DEP") of the EESI Fairless becoming the owner of the Stock and the operator of the Soil Plant under the terms of the Operation Agreement and the DEP shall not have objected to the transactions as set forth in this Agreement.


                                  ARTICLE IX
                                INDEMNIFICATION
                                ---------------

     Section 9.1     Indemnification by USA Waste. USA Waste agrees that it
                     ----------------------------
will, indemnify, defend, protect and hold harmless the Purchasers and their officers, shareholders, directors, divisions, subdivisions, affiliates, subsidiaries, parent, agents, employees, legal representatives, successors and assigns from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, penalties, costs and expenses whatsoever (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) whether equitable or legal, matured or contingent, known or unknown to the Sellers, foreseen or unforeseen, ordinary or extraordinary, patent or latent, whether arising out of occurrences prior to, at, or after the date of this Agreement, from (a) any breach of, misrepresentation in, untruth in or inaccuracy in the representations and warranties by the Companies, set forth in this Agreement or in the Schedules attached to this Agreement or in the Collateral Documents; (b) nonfulfillment or nonperformance of any agreement, covenant or condition on the part of the Companies made in this Agreement or in the Collateral Documents and to be performed by any of them before or after the Closing Date; and (c) any claim by a third party that, if true, would mean that a condition for indemnification set forth in subsections (a) or (b) of this Section 9.1 of this Agreement has occurred. The indemnification in this Section 9.1 is subject to the limitations set forth in Sections 9.5 and 9.6.

     Section 9.2     Indemnification by Purchasers. The Purchasers agree that
                     -----------------------------
they will, jointly and severally, indemnify, defend, protect and hold harmless USA Waste, and its respective officers, directors, divisions, subdivisions, affiliates, subsidiaries, parents, heirs, legal representatives, successors and assigns, as applicable, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, penalties, costs and expenses whatsoever (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) whether equitable or legal, matured or contingent, known or unknown to the Purchasers, foreseen or unforeseen, ordinary or extraordinary, patent or latent, whether arising out of occurrences prior to, at, or after the date of this Agreement, incurred by it, or either of them, as a result of or incident to: (a) any breach of, misrepresentation in, untruth in or inaccuracy in the representations and warranties of Purchasers set forth in this Agreement or in the Collateral Documents; (b) nonfulfillment of any agreement, covenant or condition on the part of Purchasers made in this Agreement or in the Collateral Documents and to be performed by Purchasers before or after the Closing Date; and (c) any claim by a third party that, if true, would mean that a condition for indemnification set forth in subsections (a) or (b) of this Section 9.2 has occurred. The indemnification in this Section 9.2 is subject to the limitations set forth in Sections 9.5 and 9.6.

     Section 9.3     Procedure for Indemnification with Respect to Third Party
                     ---------------------------------------------------------
Claims
------

     (a) If any third party shall notify a party to this Agreement (the "Indemnified Party") with respect to any matter (a "Third Party Claim") that may give rise to a claim for indemnification against any other party to this Agreement (the "Indemnifying Party") under this Article IX, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is thereby prejudiced. Such notice shall state the amount of the claim and the relevant details thereof.

     (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within fifteen days after the

Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party pursuant to the provisions of Article IX, as applicable, from and against the entirety of any adverse consequences (which will include, without limitation, all losses, claims, liens, and attorneys' fees and related expenses) the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder,
(iii) the Third Party Claim involves only monetary damages and does not seek an injunction or equitable relief, (iv) settlement of, or adverse judgment with respect to the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

     (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 9.3(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in (but not control) the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (which will not be unreasonably withheld), and
(iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (which will not be unreasonably withheld). In the case of (c)(ii) or (c)(iii) above, any such consent to judgment or settlement shall include, as an unconditional term thereof, the release of the Indemnifying Party from all liability in connection therewith.

     (d) If the conditions set forth in Section 9.3(b) above are or become unsatisfied, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim and any matter it may deem appropriate and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith, (ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the cost of defending against the Third Party Claim (including attorneys' fees and expenses) and (iii) the Indemnifying Party will remain responsible for any adverse consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article IX.

     Section 9.4     Procedure for Non-Third Party Claims. If any Purchaser or
                     ------------------------------------
USA Waste wishes to make a claim for indemnity under Section 9.1 or Section 9.2, as applicable, and the claim does not arise out of a third party notification which makes the provisions of Section 9.3 applicable, the party desiring indemnification ("Indemnified Party") shall deliver to the parties from which indemnification is sought ("Indemnifying Party") a written demand for indemnification ("Indemnification Demand"). The Indemnification Demand shall state: (a) the amount of losses, damages or expenses to which the Indemnified Party has incurred or has suffered or is expected to incur or suffer to which the Indemnified Party is entitled to indemnification pursuant to Section 9.1 or Section 9.2, as applicable; (b) the nature of the event or occurrence which entitles the Indemnified Party to receive payment under Section 9.1 or Section 9.2, as applicable. If the Indemnifying Party wishes to object to an Indemnification Demand, the Indemnifying Party must send written notice to the Indemnified Party stating the objections and the grounds for the objections ("Indemnification Objection"). If no Indemnification Objection is sent within forty-five (45) days after the Indemnification Demand is sent, the Indemnifying Party shall be deemed to have acknowledged the correctness of the claim or claims specified in the Indemnification Demand and shall pay the full amount claimed in the Indemnification Demand within sixty
(60) days of the day the Indemnification Demand is dated. If for any reason the Indemnifying Party does not pay the amounts claimed in the Indemnification Demand, within thirty days of the Indemnification Demand's date, the Indemnified Party may institute legal proceedings to enforce payment of the indemnification claim contained in the Indemnification Demand and any other claim for indemnification that the Indemnified Party may have.

     Section 9.5     Survival of Claims.
                     ------------------

     (a)  [Intentionally deleted].

     (b) Unless otherwise set forth in this Agreement, the respective representations, warranties, covenants and obligations of the Sellers and Purchasers set forth in this Agreement shall survive consummation of the transactions contemplated by this Agreement for eighteen months (18) after the Closing Date, except for representations and warranties relating to taxes, which shall survive until the expiration of the applicable statue of limitations.

     (c) Notwithstanding the provisions of Section 9.5(b) above, which provides that representations, warranties and obligations expire after certain stated periods of time, if within the stated period of time, an Indemnification Demand is given, or a suit or action based upon representation or warranty is commenced, the Indemnified Party shall not be precluded from pursuing such claim or action, or from recovering from the Indemnifying Party (whether through the courts or otherwise) on the claim or action, by reason of the expiration of the representation or warranty.

     Section 9.6     Limitation of Liability. Notwithstanding anything else to
                     -----------------------
the contrary contained herein, (a) the obligations of USA Waste pursuant to the indemnifications contained in Section 9.1 and Section 9.2 shall be limited to the amount that is equal to (x) Four Million Eight Hundred Thousand Dollars ($4,800,000) minus (y) amounts paid by USA Waste pursuant to the indemnification provision of that certain Agreement for the Sale and Purchase of the Stock of Soil Remediation of Philadelphia, Inc., between Purchaser and Seller and dated as of August 20, 1997 and (b) the obligations of Purchaser pursuant to the indemnifications contained in Section 9.1 and Section 9.2 shall be limited to the amount that is equal to (x) Four Million Eight Hundred Thousand Dollars ($4,800,000) minus (y) amounts paid by Purchaser pursuant to the indemnification provision of that certain Agreement for the Sale and Purchase of the Stock of Soil Remediation of Philadelphia, Inc., between Purchaser and Seller and dated as of August 20, 1997.

                                   ARTICLE X
                               OTHER PROVISIONS
                               ----------------

     Section 10.1    Nondisclosure by USA Waste.  USA Waste recognize and
                     --------------------------
acknowledge that they have in the past, currently have, and in the future will have certain confidential information of the Soil Remediation Business such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of the Soil Remediation Business. USA Waste agrees that for a period of five (5) years from the Closing Date it will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except to authorized representatives of Purchasers, unless (i) such information becomes known to the public generally through no fault of USA Waste, (ii) USA Waste is required to disclose such information by a governmental entity or pursuant to a court proceeding, or (iii) the Closing does not take place. In the event of a breach or threatened breach by USA Waste of the provisions of this Section, Purchasers shall be entitled to an injunction restraining USA Waste from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Purchasers from pursuing any other available remedy for such breach or threatened breach, including, without limitation, the recovery of damages.

     Section 10.2    Nondisclosure by Purchasers.  Purchasers recognize and
                     ---------------------------
acknowledge that they have in the past, currently have, and prior to the Closing Date, will have access to certain confidential information of the Soil Remediation Business, such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of the Soil Remediation Business. Purchasers agree that they will not utilize such information in the business or operation of Purchasers or any of their affiliates or disclose such confidential information to any person, firm, corporation, association, or other entity for any purpose or reason whatsoever, unless (i) such information becomes known to the public generally through no fault of Purchasers or any of its affiliates, (ii) Purchasers are required to disclose such information by a governmental entity or pursuant to a court proceeding, or (iii) Closing takes place. In the event of a breach or threatened breach by Purchasers of the provisions of this Section, USA Waste shall be entitled to an injunction restraining Purchasers from utilizing or disclosing, in whole or in part, such confidential information. Nothing contained herein shall be construed as prohibiting USA Waste from pursuing any other available remedy for such breach or threatened breach, including, without limitation, the recovery of damages.

     Section 10.3    Assignment; Binding Effect; Amendment.  This Agreement and
                     -------------------------------------
the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors, personal representatives and assigns. This Agreement, upon execution and delivery, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by all parties hereto.

     Section 10.4    Entire Agreement. This Agreement, is the final, complete
                     ----------------
and exclusive statement and expression of the agreement among the parties hereto with relation to the subject matter of this Agreement, it being understood that there are no oral representations, understandings or agreements covering the same subject matter as the Agreement. The Agreement supersedes, and cannot be varied, contradicted or supplemented by evidence of any prior to contemporaneous discussions, correspondence, or oral or written agreements of any kind. The parties to this Agreement have relied on their own advisors for all legal, accounting, tax or other advice whatsoever with respect to the Agreement and the transactions contemplated hereby.

     Section 10.5    Counterparts. This Agreement may be executed simultaneously
                     ------------
in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

     Section 10.6    Notices.  All notices or other communications required or
                     -------
permitted hereunder shall be in writing and may be given by depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, by overnight courier or by delivering the same in person to such party.

     (a)  If to Purchasers, addressed to them at:

                     President
                     Eastern Environmental Services, Inc.
                     1000 Crawford Place, Suite 101
                     Mount Laurel, New Jersey 08054

                     with a copy to:

                     Robert M. Kramer & Associates, P.C.
                     1150 First Avenue, Suite 900
                     King of Prussia, Pennsylvania 19406

     (b)  If to USA Waste, addressed to them at:

                     Office of General Counsel
                     USA Waste Services, Inc.
                     First City Tower
                     1001 Fannin Street, Suite 4000
                     Houston, Texas 77002

Notice shall be deemed given and effective the day personally delivered, the day after being sent by overnight courier and three business days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received, if earlier. Any party may change the address for notice by notifying the other parties of such change in accordance with this Section 10.6.

     Section 10.7    Governing Law.  This Agreement shall be governed by and
                     -------------
construed in accordance with the internal laws of the Commonwealth of Pennsylvania, without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Pennsylvania or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Commonwealth of Pennsylvania.

     Section 10.8    No Waiver.  No delay of or omission in the exercise of any
                     ---------
right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of or in any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach of default occurring before or after that waiver.

     Section 10.9    Time of the Essence.  Time is of the essence of this
                     -------------------
Agreement as well as all dates referred to herein and extensions thereof.

     Section 10.10   Captions.  The headings of this Agreement are inserted for
                     --------
convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

     Section 10.11   Severability. In case any provision of this Agreement shall
                     ------------
be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as most nearly to retain the intent of the parties. If such modification is not possible, such provision shall be severed from this Agreement. In either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     Section 10.12   Construction.  The parties have participated jointly in the
                     ------------
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute shall be deemed to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "Including" means included, without limitation.

     Section 10.13   Extension or Waiver of Performance.  Either USA Waste or
                     -----------------------------------
Purchaser may extend the time for or waive the performance of any of the obligations of the other, waive any inaccuracies in the representations or warranties by the other, or waive compliance by the other with any of the covenants or conditions contained in this Agreement, provided that any such extension or waiver shall be in writing and signed by the USA Waste and the Purchaser.

     Section 10.14   Liabilities of Third Parties.  Nothing in this Agreement,
                     ----------------------------
whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors, legal representative and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provisions give any third person any rights of subrogation or action over or against any party to this Agreement.

     Section 10.15   Disclosure on Schedules.  The parties to this Agreement
                     -----------------------
shall have the obligation to supplement or amend the Schedules being delivered concurrently with the execution of this Agreement and annexed hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules. The obligations of the parties to amend or supplement the Schedules shall terminate on the Closing Date. Notwithstanding any such amendment or supplementation, the condition to Closing set forth in
Section 7.1 shall not be satisfied, if the amendment or supplementation of any Schedule by USA Waste results in any of USA Waste's representations and warranties changing in a manner which the Purchaser in good faith believes is materially adverse to the Purchaser.

     Section 10.16   Agreement Not Binding Until Fully Executed.  This Agreement
                     ------------------------------------------
shall not be binding on any party hereto until the Agreement has been fully executed.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties, as of the date first above written.


                                        USA WASTE SERVICES, INC.


                                        By:  /s/ Gregory T. Sangalis
                                           -------------------------------------
                                             Name: Gregory T. Sangalis
                                             Its: Vice President


                                        EASTERN ENVIRONMENTAL SERVICES, INC.

                                        By:  /s/ Robert M. Kramer
                                           -------------------------------------
                                             Name: Robert M. Kramer
                                             Its:  Executive Vice President


                                        EASTERN OF FAIRLESS HILLS, INC.


                                        By:  /s/ Robert M. Kramer
                                           -------------------------------------
                                             Name: Robert M. Kramer
                                             Its:  Executive Vice President